EX-99.B11
CONSENTS OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A (the "Registration Statement") of our reports dated November 4, 1996, relating to the statements of assets and liabilities of Tax Aware Equity Fund and Tax Aware Disciplined Equity Fund (two of the funds constituting the JPM Series Trust), which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statement.

We hereby  consent to the  incorporation  by  reference  in the  Prospectus  and
Statement of Additional Information constituting parts of the Registration Statement of our report dated June 5, 1997, relating to the financial statements and financial highlights of California Bond Fund, appearing in the April 30, 1997 Annual Report, which are also incorporated by reference into the Registration Statement.

We  also  consent  to  the  references  to  us  under  the  headings  "Financial
Statements" and "Independent Accountants" in such Statement of Additional Information.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New
June 18, 1997


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